UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Goldman Sachs Asset Management | 200 West Street | New York, New York 10282

You own shares of a fund managed by Goldman Sachs Asset Management (“GSAM” or “we”) and we need your participation in this vote to help the fund reach quorum for this very important Special Meeting of Shareholders that has been adjourned to February 19, 2021, due to the lack of shareholder participation.

What is changing?

Specifically, this vote is being enacted to change the Fund’s sub-classification under the Investment Company Act of

1940 from “diversified” to “non-diversified”.

Why are we doing this?

As a diversified fund, the fund is generally limited as to the amount it may invest in any single issuer.

Given the weightings of the largest holdings in the fund’s benchmark and the appreciation of the fund’s largest holdings, we believe that it is important to have this additional flexibility, and that the portfolio managers will be better able to execute the fund’s investment strategy and other policies with this additional flexibility. For example, due to the limitations imposed on a diversified fund’s investments in any one issuer, the fund may be prevented from adding to its positions in certain stocks that the portfolio managers might view favorably. While the fund does not seek to track its benchmark, shareholders may benefit from the flexibility afforded to non-diversified funds.

What is not changing?

Importantly, we want to emphasize that GSAM is not changing the fund’s investment process or philosophy. The fund will have the same investment approach and style.

According to our records, we have not received your vote. We need your participation to help the fund reach quorum by the Special Meeting of Shareholders on February 19, 2021.

Ways to vote:

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received prior to FEBRUARY 19, 2021.

Call the toll free touch-tone phone number listed on your proxy card. Have your card with control number available. Follow the touch-tone prompts to vote

OR

Speak with a proxy specialist by calling 833-934-2733 Monday through Friday, 9 am to 10pm, Eastern time.

If you have any questions on the ways to vote, please contact your Goldman Sachs Private Wealth Advisor

Thank You For Voting